EXHIBIT 99.1
NEWS RELEASE

LivaNova Reports Fourth-Quarter and Full-Year 2023 Results

London, February 21, 2024 – LivaNova PLC (Nasdaq: LIVN), a market-leading medical technology company, today reported results for the quarter and full year ended December 31, 2023 and issued guidance for 2024.
Financial Summary and Highlights1
•Fourth-quarter revenue of $310.1 million increased 12.8 percent on a reported basis and 11.9 percent on a constant-currency basis, as compared to the prior-year period
•Fourth-quarter U.S. GAAP diluted earnings per share was $0.30 and adjusted diluted earnings per share was $0.87
•Full-year 2023 revenue of $1.15 billion increased 12.9 percent on a reported basis and increased 13.3 percent on a constant-currency basis, as compared to the prior-year period
•Full-year 2023 U.S. GAAP diluted earnings per share was $0.32 and adjusted diluted earnings per share was $2.80
•In January 2024, LivaNova initiated a wind down of the Advanced Circulatory Support segment
•In February 2024, LivaNova's Board of Directors named Vladimir A. Makatsaria the Company's Chief Executive Officer (CEO) and member of the Board of Directors, effective March 1, 2024

"We delivered strong revenue growth in both the fourth quarter and full year," said Bill Kozy, Interim Chief Executive Officer and Board Chair of LivaNova. "Our 2023 performance reflects double-digit revenue growth across all regions, an improvement in adjusted operating margin and a 17% increase in adjusted diluted earnings per share. We are pleased with these financial outcomes as well as the progress made in refining the business strategy and portfolio. As we enter 2024 with this strategic focus, we are excited to welcome Vlad Makatsaria as LivaNova's next CEO. Under his leadership, I have great confidence that LivaNova will build on these results and achieve our commitments to serving patients while creating shareholder value."

1 Constant-currency percent change and adjusted diluted earnings per share are non-GAAP measures. For an explanation of these and other non-GAAP measures used in this news release, see the section entitled "Use of Non-GAAP Financial Measures." For reconciliations of certain non-GAAP measures, see the tables that accompany this news release.

Fourth-Quarter 2023 Results
The following table summarizes revenue for the fourth quarter of 2023 by segment (in millions):

	Three Months Ended December 31,		% Change	Constant-Currency % Change[2]
	2023	2022
Cardiopulmonary	$161.5	$136.5	18.3%	17.0%
Neuromodulation	136.9	127.1	7.7%	7.1%
Advanced Circulatory Support	10.1	9.6	5.0%	4.9%
Other	1.6	1.6	(1.8)%	(6.3)%
Total Net Revenue	$310.1	$274.9	12.8%	11.9%
•Numbers may not add precisely due to rounding.

Cardiopulmonary revenue increased 18.3 percent on a reported basis and increased 17.0 percent2 on a constant-currency basis versus the fourth quarter 2022 driven primarily by EssenzTM Perfusion System sales in the Europe and U.S. regions.
Neuromodulation revenue increased 7.7 percent on a reported basis and increased 7.1 percent2 on a constant-currency basis versus the fourth quarter 2022 with strength in the Europe and U.S. regions.
Advanced Circulatory Support (ACS) revenue increased 5.0 percent on a reported basis and increased 4.9 percent2 on a constant-currency basis versus the fourth quarter 2022 driven by an increase in case volumes.
Earnings Analysis
On a U.S. GAAP basis, fourth-quarter 2023 operating loss was $88.0 million, as compared to operating income of $14.0 million for the fourth quarter 2022. Adjusted operating income for the fourth quarter 2023 was $48.0 million, as compared to adjusted operating income of $46.8 million for the fourth quarter 2022.
On a U.S. GAAP basis, fourth-quarter 2023 diluted earnings per share was $0.30, as compared to diluted earnings per share of $0.03 in the fourth quarter 2022. Fourth-quarter 2023 adjusted diluted earnings per share was $0.87, as compared to adjusted diluted earnings per share of $0.81 in the fourth quarter 2022.

2 Constant-currency percent change excludes the impact from fluctuations in the various currencies in which the Company operates as compared to reported percent change. Constant-currency percent change is a non-GAAP metric. For an explanation of this and other non-GAAP metrics used in this news release, see the section entitled "Use of Non-GAAP Financial Measures."

Full-Year 2023 Results
The following table summarizes revenue for full year 2023 by segment (in millions):

	Year Ended December 31,		% Change	Constant-Currency % Change[2]
	2023	2022
Cardiopulmonary	$589.0	$500.3	17.7%	18.4%
Neuromodulation	519.7	477.0	9.0%	9.1%
Advanced Circulatory Support	40.3	39.3	2.6%	2.5%
Other	4.5	5.2	(12.8)%	(15.8)%
Total Net Revenue	$1,153.5	$1,021.8	12.9%	13.3%
•Numbers may not add precisely due to rounding.

Cardiopulmonary revenue increased 17.7 percent on a reported basis and increased 18.4 percent2 on a constant-currency basis versus 2022 with growth across all regions, driven by increased heart-lung machine sales, including EssenzTM Perfusion System installations, and strong oxygenator demand.
Neuromodulation revenue increased 9.0 percent on a reported basis and increased 9.1 percent2 on a constant-currency basis versus 2022 with growth across all regions, including new and replacement implants in the U.S. region.
ACS revenue increased 2.6 percent on a reported basis and increased 2.5 percent2 on a constant-currency basis versus 2022 driven by an increase in case volumes.
Earnings Analysis
On a U.S. GAAP basis, full-year 2023 operating loss was $68.5 million, as compared to operating loss of $76.8 million for full-year 2022. Adjusted operating income for full-year 2023 was $169.3 million, as compared to adjusted operating income of $145.1 million for full-year 2022.
On a U.S. GAAP basis, full-year 2023 diluted earnings per share was $0.32, as compared to diluted loss per share of $1.61 for full-year 2022. Full-year 2023 adjusted diluted earnings per share was $2.80, as compared to adjusted diluted earnings per share of $2.39 for full-year 2022.

Subsequent Events
On January 8, 2024, LivaNova announced its plan to wind down the ACS segment to increase the Company's strategic focus on its core Cardiopulmonary and Neuromodulation segments. The wind down is anticipated to be substantially complete by the end of 2024. During the first quarter of 2024, the Company intends to transition all ACS standalone cannulae products and related accessories into the Cardiopulmonary segment. The Company expects the wind down to result in a positive contribution to adjusted operating income in 2024 as compared to 2023.
On February 5, 2024, LivaNova announced its Board of Directors named Vladimir A. Makatsaria as the Company's CEO and a member of the Board of Directors, effective March 1, 2024. Makatsaria most recently served as Company Group Chairman at Johnson & Johnson MedTech, leading its global Ethicon surgery business. Makatsaria will succeed Kozy, who has served as Interim CEO since April 2023. Kozy will continue in his role as LivaNova Board Chair.
Full-Year 2024 Guidance
LivaNova expects revenue for full-year 2024 to grow between 4 and 5 percent on a constant-currency basis. When excluding the impact of the ACS segment wind down, the Company expects revenue for full-year 2024 to grow between 6 and 7 percent on a constant-currency basis. Foreign currency is expected to be negligible based on current exchange rates.
Adjusted diluted earnings per share for 2024 are expected to be in the range of $2.95 to $3.05, assuming a share count of approximately 55 million for full-year 2024. In 2024, the Company estimates that adjusted free cash flow will be in the range of $95 to $115 million.
Webcast and Conference Call Instructions
The Company will host a live audiocast for interested parties commencing at 1 p.m. London time (8 a.m. Eastern Time) on Wednesday, February 21, 2024 that will be accessible at www.livanova.com/events. Listeners should register in advance and log on approximately 10 minutes early to ensure proper setup. To listen to the conference call by telephone, dial +1 833 470 1428 (if dialing from within the U.S.) or +1 929 526 1599 (if dialing from outside the U.S.). The conference call access code is 206069. Within 24 hours of the audiocast, a replay will be available at www.livanova.com/events, where it will be archived and accessible for approximately 90 days.

About LivaNova
LivaNova PLC is a global medical technology company built on nearly five decades of experience and a relentless commitment to provide hope for patients and their families through medical technologies, delivering life-changing improvements for both the Head and Heart. Headquartered in London, LivaNova employs approximately 2,900 employees and has a presence in more than 100 countries for the benefit of patients, healthcare professionals and healthcare systems worldwide. For more information, please visit www.livanova.com.
Use of Non-GAAP Financial Measures
In this news release, management has disclosed financial measurements that present financial information not in accordance with GAAP. Company management uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against other medical technology companies. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP financial measures should be considered along with, but not as alternatives to, operating performance measures as prescribed by GAAP.
In this news release, the Company refers to comparable, constant-currency percent change in revenue. Management believes that referring to comparable, constant-currency percent change is the most useful way to evaluate the revenue performance of LivaNova and to compare the revenue performance of current periods to prior periods on a consistent basis. Constant-currency percent change, a non-GAAP financial measure, measures the change in revenue between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.
LivaNova calculates forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. For example, forward-looking net revenue growth projections are estimated on a constant-currency basis and exclude the impact of foreign currency fluctuations. Forward-looking non-GAAP adjusted diluted earnings per share guidance exclude other items such as, but not limited to, changes in fair value of derivatives and contingent consideration arrangements and asset impairment charges that would be included in comparable GAAP financial measures. The most directly comparable GAAP measure for constant-currency net revenue, non-GAAP adjusted tax rate and adjusted diluted earnings per share are net revenue, the effective tax rate and earnings per share, respectively. The most directly comparable GAAP measure for adjusted free cash flow is net cash provided by operating activities. Adjusted free cash flow is defined as net cash provided by operating activities less cash used for the purchase of property, plant and equipment excluding the impact of 3T litigation settlement payments, CARES Act tax stimulus benefits and gains related to dividends received from investments and further adjusted as needed for other one-time, nonrecurring, unusual or infrequent charges, expenses or gains, including associated expenses, that may not be indicative of the Company's core business. However, non-GAAP financial adjustments on a forward-looking basis are subject to uncertainty and variability as they are dependent on many factors, including but not limited to, the effect of foreign currency exchange fluctuations, impacts from potential acquisitions or divestitures, the ultimate outcome of legal proceedings, gains or losses on the potential sale of businesses or other assets, restructuring costs, merger and integration activities, changes in fair value of derivatives and contingent consideration arrangements, asset impairment charges and the tax impact of the aforementioned items, tax law changes or other tax matters. Accordingly, forward-looking non-GAAP financial measures and reconciliations to the most directly comparable forward-looking GAAP financial measures are not available without unreasonable effort.
The Company also believes adjusted financial measures such as adjusted gross profit percentage, adjusted selling, general and administrative expense, adjusted research and development expense, adjusted other operating expenses, adjusted operating income, adjusted income tax expense, adjusted net income and adjusted diluted earnings per share, are measures by which LivaNova generally uses to facilitate management review of the operational performance of the company, to serve as a basis for strategic planning and to assist in the design of compensation incentive plans. Additionally, the Company also uses the non-GAAP liquidity measure adjusted free cash flow. Furthermore, adjusted financial measures allow investors to evaluate the Company’s core performance for different periods on a more comparable and consistent basis, and with other entities in the medical technology industry by adjusting for items that are not related to the ongoing operations of the Company or incurred in the ordinary course of business.
Safe Harbor Statement
Certain statements in this news release, other than statements of historical or current fact, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements include, but are not limited to, LivaNova’s plans, objectives, strategies, financial performance and outlook, trends, the amount and timing of future cash distributions, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, the Company’s actual financial results, performance, achievements or prospects may differ materially from those expressed or implied by these forward-looking statements. Generally, you can identify forward-looking statements by the use of words such as “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “should,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,”

“foresee” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by LivaNova and its management based on their knowledge and understanding of the business and industry, are inherently uncertain. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements. There are a number of risks, uncertainties and other important factors, many of which are beyond the Company’s control, that could cause the Company’s actual results to differ materially from the forward-looking statements contained in this Report and include, but are not limited to, the following risks and uncertainties: volatility in the global market and worldwide economic conditions, including as caused by the invasion of Ukraine, the evolving instability in the Middle East, inflation, changing interest rates, foreign exchange fluctuations, changes to existing trade agreements and relationships between the US and other countries including the implementation of sanctions; cyber-attacks or other disruptions to the Company’s information technology systems or those of third parties with which the Company interacts; costs of complying with privacy and security of personal information requirements and laws; risks related to reductions and interruptions in the Company’s supply chain; changes in technology, including the development of superior or alternative technology or devices by competitors and/or competition from providers of alternative medical therapies; failure to obtain approvals or reimbursement in relation to the Company’s products; failure to establish, expand or maintain market acceptance of the Company’s products for the treatment of the Company’s approved indications; failure to develop and commercialize new products and the rate and degree of market acceptance of such products; unfavorable results from clinical studies or failure to meet milestones; failure to comply with, or changes in, laws, regulations or administrative practices affecting government regulation of the Company’s products; risks relating to recalls, enforcement actions or product liability claims; changes or reduction in reimbursement for the Company’s products or failure to comply with rules relating to reimbursement of healthcare goods and services; failure to comply with anti-bribery laws; losses or costs from pending or future lawsuits and governmental investigations, including in the case of the Company’s 3T Heater-Cooler and SNIA litigations; risks associated with environmental laws and regulations as well as environmental liabilities, violations, protest voting and litigation; product liability, intellectual property, shareholder-related, environmental-related, income tax and other litigation, disputes, losses and costs; failure to retain key personnel, prevent labor shortages, or manage labor costs; the failure of the Company’s R&D efforts to keep up with the rapid pace of technological development in the medical device industry; risks relating to the impact of climate change and ESG pressures from internal and external stakeholders; the risk of quality concerns and the impacts thereof; failure to protect the Company’s proprietary intellectual property; failure of new acquisitions to further the Company’s strategic objectives or strengthen the Company’s existing businesses; the potential for impairments of intangible assets, goodwill and other long-lived assets; risks relating to the Company’s indebtedness including under the exchangeable senior notes, the Company’s revolving credit facility and the Company’s 2022 Term Facilities, as defined herein; effectiveness of the Company’s internal controls over financial reporting; changes in the Company’s profitability and/or failure to manage costs and expenses; fluctuations in future quarterly operating results and/or variations in revenue and operating expenses relative to estimates; changes in tax laws and regulations, including exposure to additional income tax liabilities; and other unknown or unpredictable factors that could harm the Company’s financial performance.
The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the Company’s business, including those described in the “Risk Factors” section of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the United States Securities and Exchange Commission by LivaNova.
Readers are cautioned not to place undue reliance on the Company's forward-looking statements, which speak only as of the date of this news release. The Company undertakes no obligation to update publicly any of the forward-looking statements in this news release to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If LivaNova updates one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to those or other forward-looking statements.
Essenz is a trademark of LivaNova USA, Inc.
Briana Gotlin
Director, Investor Relations
Phone: +1 281 895 2382
e-mail: InvestorRelations@livanova.com

LIVANOVA PLC
NET REVENUE
(U.S. dollars in millions)
	Three Months Ended December 31,
	2023	2022	% Change	Constant-Currency % Change (1)
Cardiopulmonary
US	$56.9	$45.1	26.4%	26.4%
Europe (2)	46.0	33.1	38.9%	31.7%
Rest of World	58.6	58.3	0.4%	1.5%
Total	161.5	136.5	18.3%	17.0%
Neuromodulation
US	106.5	99.4	7.1%	7.1%
Europe (2)	16.4	13.0	26.0%	20.1%
Rest of World	14.1	14.7	(4.4)%	(4.1)%
Total	136.9	127.1	7.7%	7.1%
Advanced Circulatory Support
US	9.8	9.3	5.2%	5.2%
Europe (2)	0.2	0.2	NM	NM
Rest of World	0.1	0.1	NM	NM
Total	10.1	9.6	5.0%	4.9%
Other Revenue (3)	1.6	1.6	(1.8)%	(6.3)%
Totals
US	173.2	153.8	12.6%	12.6%
Europe (2)	62.6	46.3	35.1%	28.2%
Rest of World	74.4	74.8	(0.6)%	0.2%
Total	$310.1	$274.9	12.8%	11.9%

(1)	Constant-currency percent change, a non-GAAP financial measure, measures the change in revenue between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.
(2)	Includes countries in Europe where the Company has a direct sales presence. Countries where sales are made through distributors are included in “Rest of World.”
(3)	Other revenue primarily includes rental income not allocated to segments.
NM	Indicates that variance as a percentage is not meaningful.
•	The revenue results presented are unaudited. Numbers may not add precisely due to rounding.

LIVANOVA PLC
NET REVENUE
(U.S. dollars in millions)
	Year Ended December 31,
	2023	2022	% Change	Constant-Currency % Change (1)
Cardiopulmonary
US	$188.3	$159.5	18.1%	18.1%
Europe (2)	156.6	127.1	23.2%	20.2%
Rest of World	244.1	213.8	14.2%	17.5%
Total	589.0	500.3	17.7%	18.4%
Neuromodulation
US	407.5	374.5	8.8%	8.8%
Europe (2)	57.4	50.3	14.2%	12.9%
Rest of World	54.8	52.2	5.0%	7.7%
Total	519.7	477.0	9.0%	9.1%
Advanced Circulatory Support
US	39.3	37.5	4.6%	4.6%
Europe (2)	0.8	1.4	NM	NM
Rest of World	0.3	0.3	NM	NM
Total	40.3	39.3	2.6%	2.5%
Other Revenue (3)	4.5	5.2	(12.8)%	(15.8)%
Totals
US	635.0	571.6	11.1%	11.1%
Europe (2)	214.8	178.8	20.1%	17.6%
Rest of World	303.7	271.4	11.9%	15.0%
Total	$1,153.5	$1,021.8	12.9%	13.3%

(1)	Constant-currency percent change, a non-GAAP financial measure, measures the change in revenue between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.
(2)	Includes countries in Europe where the Company has a direct sales presence. Countries where sales are made through distributors are included in “Rest of World.”
(3)	Other revenue primarily includes rental income not allocated to segments.
NM	Indicates that variance as a percentage is not meaningful.
•	The revenue results presented are unaudited. Numbers may not add precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(U.S. dollars in millions, except per share amounts)

	Three Months Ended December 31,
	2023	2022	% Change
Net revenue	$310.1	$274.9
Cost of sales	120.0	91.4
Gross profit	190.2	183.5	3.6%
Operating expenses:
Selling, general and administrative	133.3	119.6
Research and development	46.2	44.9
Impairment of long-lived assets	90.0	—
Other operating expenses	8.7	5.0
Operating (loss) income	(88.0)	14.0	NM
Interest expense	(15.6)	(13.4)
Foreign exchange and other income/(expense)	9.3	5.8
(Loss) income before tax	(94.3)	6.4	NM
Income tax (benefit) expense	(110.7)	4.7
Net income	$16.3	$1.7	883.7%

Basic income per share	$0.30	$0.03
Diluted income per share	$0.30	$0.03

Weighted average common shares outstanding:
Basic	54.0	53.5
Diluted	54.3	53.8

NM Indicates that variance is not meaningful.
• Numbers may not add precisely due to rounding.

Adjusted Financial Measures (U.S. dollars in millions, except per share amounts)

	Adjusted (1) Three Months Ended December 31,		% Change
	2023	2022
Adjusted SG&A	$119.9	$99.8	20.1%
Adjusted R&D	42.1	42.9	(2.0)%
Adjusted operating income	48.0	46.8	2.6%
Adjusted net income	47.3	43.6	8.3%
Adjusted diluted earnings per share	$0.87	$0.81	7.4%

(1)	Adjusted financial measures are non-GAAP measures and exclude specified items as described and reconciled in the "Reconciliation of GAAP to non-GAAP Financial Measures" contained in the news release.

Statistics (as a % of net revenue, except for income tax rate)

	GAAP Three Months Ended December 31,		Adjusted (1) Three Months Ended December 31,
	2023	2022	2023	2022
Gross profit	61.3%	66.8%	67.7%	68.9%
SG&A	43.0%	43.5%	38.7%	36.3%
R&D	14.9%	16.3%	13.6%	15.6%
Operating (loss) income	(28.4)%	5.1%	15.5%	17.0%
Net income	5.3%	0.6%	15.2%	15.9%
Income tax rate	117.3%	73.6%	(2.9)%	(2.7)%

(1)	Adjusted financial measures are non-GAAP measures and exclude specified items as described and reconciled in the "Reconciliation of GAAP to non-GAAP Financial Measures" contained in the news release.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(U.S. dollars in millions, except per share amounts)

	Year Ended December 31,
	2023	2022	% Change
Net revenue	$1,153.5	$1,021.8
Cost of sales	382.3	314.6
Gross profit	771.3	707.2	9.1%
Operating expenses:
Selling, general and administrative	518.1	469.2
Research and development	193.8	155.8
Impairment of goodwill	—	129.4
Impairment of long-lived assets	90.0	—
Other operating expenses	37.8	29.5
Operating loss	(68.5)	(76.8)	(10.8)%
Interest expense	(58.9)	(48.3)
Foreign exchange and other income/(expense)	46.1	49.9
Loss before tax	(81.2)	(75.1)	8.1%
Income tax (benefit) expense	(98.9)	11.1
Losses from equity method investments	(0.1)	(0.1)
Net income (loss)	$17.5	($86.2)	NM

Basic income (loss) per share	$0.33	($1.61)
Diluted income (loss) per share	$0.32	($1.61)

Weighted average common shares outstanding:
Basic	53.9	53.5
Diluted	54.2	53.5

NM Indicates that variance is not meaningful.
• Numbers may not add precisely due to rounding.

Adjusted Financial Measures (U.S. dollars in millions, except per share amounts)

	Adjusted (1) Year Ended December 31,
	2023	2022	% Change
Adjusted SG&A	$456.0	$401.4	13.6%
Adjusted R&D	178.1	166.2	7.2%
Adjusted operating income	169.3	145.1	16.6%
Adjusted net income	152.0	129.2	17.6%
Adjusted diluted earnings per share	$2.80	$2.39	17.1%

(1)	Adjusted financial measures are non-GAAP measures and exclude specified items as described and reconciled in the "Reconciliation of GAAP to non-GAAP Financial Measures" contained in the news release.

Statistics (as a % of net revenue, except for income tax rate)

	GAAP Year Ended December 31,		Adjusted (1) Year Ended December 31,
	2023	2022	2023	2022
Gross profit	66.9%	69.2%	69.6%	69.8%
SG&A	44.9%	45.9%	39.5%	39.3%
R&D	16.8%	15.2%	15.4%	16.3%
Operating (loss) income	(5.9)%	(7.5)%	14.7%	14.2%
Net income (loss)	1.5%	(8.4)%	13.2%	12.6%
Income tax rate	121.7%	(14.7)%	5.7%	3.8%

(1)	Adjusted financial measures are non-GAAP measures and exclude specified items as described and reconciled in the "Reconciliation of GAAP to non-GAAP Financial Measures" contained in the news release.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)

Three Months Ended December 31, 2023	GAAP Financial Measures	Restructuring Expenses (A)	Depreciation and Amortization Expenses (B)	Impairment (C)	Financing Transactions (D)	Contingent Consideration (E)	Certain Legal & Regulatory Costs (F)	Stock-based Compensation Costs (G)	Certain Tax Adjustments (H)	Certain Interest Adjustments (I)	Adjusted Financial Measures
Cost of sales	$120.0	$—	($3.6)	($12.6)	$—	($3.4)	$—	($0.2)	$—	$—	$100.2
Gross profit percent	61.3%	—%	1.2%	4.1%	—%	1.1%	—%	0.1%	—%	—%	67.7%
Selling, general and administrative	133.3	—	(2.8)	—	—	—	(3.6)	(7.0)	—	—	119.9
Selling, general and administrative as a percent of net revenue	43.0%	—%	(0.9)%	—%	—%	—%	(1.2)%	(2.3)%	—%	—%	38.7%
Research and development	46.2	—	—	—	—	(1.5)	(1.6)	(1.1)	—	—	42.1
Research and development as a percent of net revenue	14.9%	—%	—%	—%	—%	(0.5)%	(0.5)%	(0.3)%	—%	—%	13.6%
Other operating expenses	8.7	0.1	—	—	—	—	(8.8)	—	—	—	—
Operating (loss) income	(88.0)	(0.1)	6.4	102.6	—	4.8	14.0	8.3	—	—	48.0
Operating margin percent	(28.4)%	—%	2.1%	33.1%	—%	1.6%	4.5%	2.7%	—%	—%	15.5%
Net income	16.3	(0.1)	6.4	102.6	(2.6)	4.8	12.4	8.3	(109.3)	8.3	47.3
Net income as a percent of net revenue	5.3%	—%	2.1%	33.1%	(0.8)%	1.6%	4.0%	2.7%	(35.2)%	2.7%	15.2%
Diluted EPS	$0.30	$—	$0.12	$1.89	($0.05)	$0.09	$0.23	$0.15	($2.01)	$0.15	$0.87

GAAP results for the three months ended December 31, 2023, include:
(A)	Restructuring expenses related to organizational changes
(B)	Includes depreciation and amortization associated with purchase price accounting
(C)	ACS Inventory obsolescence adjustment and impairment of long-lived assets
(D)	Mark-to-market adjustments for the exchangeable option feature and capped call derivatives
(E)	Remeasurement of contingent consideration related to acquisitions
(F)	3T Heater-Cooler litigation provision, legal expenses primarily related to 3T Heater-Cooler defense, costs related to the SNIA matter, Medical Device Regulation ("MDR") costs and cybersecurity incident costs
(G)	Non-cash expenses associated with stock-based compensation costs
(H)	The impact of valuation allowances, discrete tax items, the tax impact of intercompany transactions and the tax impact on non-GAAP adjustments
(I)	Non-cash interest expense on the Cash Exchangeable Senior Notes and 2021 Revolving Credit Facility, interest expense on the Term Facilities and interest income on the collateral for the SNIA litigation guarantee and delayed draw on Term Facilities
• Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Three Months Ended December 31, 2022	GAAP Financial Measures	Merger and Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Financing Transactions (D)	Contingent Consideration (E)	Certain Legal & Regulatory Costs (F)	Stock-based Compensation Costs (G)	Certain Tax Adjustments (H)	Certain Interest Adjustments (I)	Adjusted Financial Measures
Cost of sales	$91.4	$—	$—	($3.6)	$—	($2.1)	$—	($0.3)	$—	$—	$85.4
Gross profit percent	66.8%	—%	—%	1.3%	—%	0.8%	—%	0.1%	—%	—%	68.9%
Selling, general and administrative	119.6	—	—	(2.8)	—	—	(5.6)	(11.4)	—	—	99.8
Selling, general and administrative as a percent of net revenue	43.5%	—%	—%	(1.0)%	—%	—%	(2.0)%	(4.2)%	—%	—%	36.3%
Research and development	44.9	—	—	0.1	—	(1.4)	(0.1)	(0.6)	—	—	42.9
Research and development as a percent of net revenue	16.3%	—%	—%	—%	—%	(0.5)%	—%	(0.2)%	—%	—%	15.6%
Other operating expenses	5.0	(0.7)	(2.0)	—	—	—	(2.3)	—	—	—	—
Operating income operations	14.0	0.7	2.0	6.3	—	3.5	8.0	12.3	—	—	46.8
Operating margin percent	5.1%	0.2%	0.7%	2.3%	—%	1.3%	2.9%	4.5%	—%	—%	17.0%
Net income	1.7	0.7	2.0	6.3	(3.6)	3.5	8.0	12.3	5.9	6.9	43.6
Net income as a percent of net revenue	0.6%	0.2%	0.7%	2.3%	(1.3)%	1.3%	2.9%	4.5%	2.1%	2.5%	15.9%
Diluted EPS	$0.03	$0.01	$0.04	$0.12	($0.07)	$0.06	$0.15	$0.23	$0.11	$0.13	$0.81

GAAP results for the three months ended December 31, 2022, include:
(A)	Merger and integration expenses related to the acquisition of ALung Technologies, Inc.
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Mark-to-market adjustments for the exchangeable option feature and capped call derivatives
(E)	Remeasurement of contingent consideration related to acquisitions
(F)	3T Heater-Cooler litigation provision, legal expenses primarily related to 3T Heater-Cooler defense, costs related to the SNIA matter and MDR costs
(G)	Non-cash expenses associated with stock-based compensation costs
(H)	Discrete tax items, the tax impact of intercompany transactions and the tax impact on non-GAAP adjustments
(I)	Non-cash interest expense on the Cash Exchangeable Senior Notes and 2021 Revolving Credit Facility, interest expense on the Term Facilities
• Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Year Ended December 31, 2023	GAAP Financial Measures	Merger and Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Impairment (D)	Financing Transactions (E)	Contingent Consideration (F)	Certain Legal & Regulatory Costs (G)	Stock-based Compensation Costs (H)	Certain Tax Adjustments (I)	Certain Interest Adjustments (J)	Adjusted Financial Measures
Cost of sales	$382.3	$—	$—	($14.7)	($12.6)	$—	($3.8)	$—	($1.0)	$—	$—	$350.2
Gross profit percent	66.9%	—%	—%	1.3%	1.1%	—%	0.3%	—%	0.1%	—%	—%	69.6%
Selling, general and administrative	518.1	—	—	(11.5)	—	—	—	(21.3)	(29.4)	—	—	456.0
Selling, general and administrative as a percent of net revenue	44.9%	—%	—%	(1.0)%	—%	—%	—%	(1.8)%	(2.6)%	—%	—%	39.5%
Research and development	193.8	—	—	0.2	—	—	(5.6)	(4.3)	(6.0)	—	—	178.1
Research and development as a percent of net revenue	16.8%	—%	—%	—%	—%	—%	(0.5)%	(0.4)%	(0.5)%	—%	—%	15.4%
Other operating expenses	37.8	(0.1)	(1.0)	—	—	—	—	(36.8)	—	—	—	—
Operating (loss) income	(68.5)	0.1	1.0	26.0	102.6	—	9.4	62.4	36.4	—	—	169.3
Operating margin percent	(5.9)%	—%	0.1%	2.3%	8.9%	—%	0.8%	5.4%	3.2%	—%	—%	14.7%
Net income	17.5	0.1	1.0	26.0	102.6	(24.2)	9.4	60.9	36.4	(108.1)	30.5	152.0
Net income as a percent of net revenue	1.5%	—%	0.1%	2.3%	8.9%	(2.1)%	0.8%	5.3%	3.2%	(9.4)%	2.6%	13.2%
Diluted EPS	$0.32	$—	$0.02	$0.48	$1.89	($0.45)	$0.17	$1.12	$0.67	($1.99)	$0.56	$2.80

GAAP results for the year ended December 31, 2023, include:
(A)	Merger and integration expenses related to the acquisition of ALung Technologies, Inc.
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	ACS Inventory obsolescence adjustment and impairment of long-lived assets
(E)	Mark-to-market adjustments for the exchangeable option feature and capped call derivatives
(F)	Remeasurement of contingent consideration related to acquisitions
(G)	3T Heater-Cooler litigation provision, legal expenses primarily related to 3T Heater-Cooler defense, costs related to the SNIA matter, MDR costs and cybersecurity incident costs
(H)	Non-cash expenses associated with stock-based compensation costs
(I)	The impact of valuation allowances, discrete tax items, R&D tax credits, the tax impact of intercompany transactions and the tax impact on non-GAAP adjustments
(J)	Non-cash interest expense on the Cash Exchangeable Senior Notes and 2021 Revolving Credit Facility, interest expense on the Term Facilities and interest income on the collateral for the SNIA litigation guarantee and delayed draw on Term Facilities
• Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Year Ended December 31, 2022	GAAP Financial Measures	Merger and Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Impairment (D)	Financing Transactions (E)	Contingent Consideration (F)	Certain Legal & Regulatory Costs (G)	Stock-based Compensation Costs (H)	Certain Tax Adjustments (I)	Certain Interest Adjustments (J)	Adjusted Financial Measures
Cost of sales	$314.6	$—	$—	($14.5)	$—	$—	$10.5	$—	($1.5)	$—	$—	$309.1
Gross profit percent	69.2%	—%	—%	1.4%	—%	—%	(1.0)%	—%	0.1%	—%	—%	69.8%
Selling, general and administrative	469.2	—	—	(11.3)	—	—	—	(20.9)	(35.6)	—	—	401.4
Selling, general and administrative as a percent of net revenue	45.9%	—%	—%	(1.1)%	—%	—%	—%	(2.0)%	(3.5)%	—%	—%	39.3%
Research and development	155.8	—	—	0.2	—	—	19.4	(1.5)	(7.7)	—	—	166.2
Research and development as a percent of net revenue	15.2%	—%	—%	—%	—%	—%	1.9%	(0.1)%	(0.8)%	—%	—%	16.3%
Other operating expenses	29.5	(1.1)	(6.6)	—	—	—	—	(21.8)	—	—	—	—
Operating (loss) income	(76.8)	1.1	6.6	25.6	129.4	—	(29.9)	44.2	44.8	—	—	145.1
Operating margin percent	(7.5)%	0.1%	0.6%	2.5%	12.7%	—%	(2.9)%	4.3%	4.4%	—%	—%	14.2%
Net (loss) income	(86.2)	1.1	6.6	25.6	129.4	(44.1)	(29.9)	44.2	44.8	5.9	31.7	129.2
Net (loss) income as a percent of net revenue	(8.4)%	0.1%	0.6%	2.5%	12.7%	(4.3)%	(2.9)%	4.3%	4.4%	0.6%	3.1%	12.6%
Diluted EPS	($1.61)	$0.02	$0.12	$0.47	$2.40	($0.82)	($0.55)	$0.82	$0.83	$0.11	$0.59	$2.39

GAAP results for the year ended December 31, 2022, include:
(A)	Merger and integration expenses related to the acquisition of ALung Technologies, Inc.
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Goodwill impairment associated with the Company's ACS business
(E)	Mark-to-market adjustments for the exchangeable option feature and capped call derivatives
(F)	Remeasurement of contingent consideration related to acquisitions
(G)	3T Heater-Cooler litigation provision, legal expenses primarily related to 3T Heater-Cooler defense, costs related to the SNIA matter and MDR costs
(H)	Non-cash expenses associated with stock-based compensation costs
(I)	Discrete tax items, R&D tax credits, the tax impact of intercompany transactions and the tax impact on non-GAAP adjustments
(J)	Non-cash interest expense on the Cash Exchangeable Senior Notes and 2021 Revolving Credit Facility, interest expense on the 2022 Bridge Loan and Term Facilities
• Numbers may not add precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(U.S. dollars in millions)
	December 31, 2023	December 31, 2022
ASSETS
Current Assets:
Cash and cash equivalents	$266.5	$214.2
Restricted cash	311.4	301.4
Accounts receivable, net of allowance	215.1	183.1
Inventories	147.9	129.4
Prepaid and refundable taxes	20.1	31.7
Prepaid expenses and other current assets	27.2	26.3
Total Current Assets	988.2	886.1
Property, plant and equipment, net	154.2	147.2
Goodwill	782.9	768.8
Intangible assets, net	261.2	368.6
Operating lease assets	50.8	35.8
Investments	22.8	16.3
Deferred tax assets	118.9	1.4
Long-term derivative assets	38.5	54.4
Other assets	12.1	16.2
Total Assets	$2,429.6	$2,294.8
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current debt obligations	$18.1	$23.4
Accounts payable	80.8	74.3
Accrued liabilities and other	107.3	81.5
Current litigation provision liability	10.8	29.5
Taxes payable	23.3	16.5
Accrued employee compensation and related benefits	94.6	72.2
Total Current Liabilities	335.0	297.4
Long-term debt obligations	568.5	518.1
Contingent consideration	80.9	85.3
Deferred tax liabilities	11.6	8.5
Long-term operating lease liabilities	45.4	29.5
Long-term employee compensation and related benefits	17.3	16.8
Long-term derivative liabilities	45.6	85.7
Other long-term liabilities	47.7	45.8
Total Liabilities	1,151.9	1,087.1
Total Stockholders’ Equity	1,277.6	1,207.6
Total Liabilities and Stockholders’ Equity	$2,429.6	$2,294.8

• Numbers may not add precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(U.S. dollars in millions)	Year Ended December 31,
	2023	2022
Operating Activities:
Net income (loss)	$17.5	($86.2)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred tax expense	(114.4)	1.4
Impairment of long-lived assets	90.0	—
Stock-based compensation	36.4	44.8
Amortization	25.5	25.2
Depreciation	24.7	22.4
Remeasurement of derivative instruments	(22.9)	(38.7)
Amortization of debt issuance costs	19.1	21.3
ACS inventory obsolescence adjustment	12.6	—
Amortization of operating lease assets	10.6	10.2
Remeasurement of contingent consideration to fair value	9.4	(29.9)
Impairment of goodwill	—	129.4
Other	1.1	1.7
Changes in operating assets and liabilities:
Accounts receivable, net	(28.9)	(4.8)
Inventories	(28.5)	(25.7)
Other current and non-current assets	15.3	7.5
Accounts payable and accrued current and non-current liabilities	19.2	(3.5)
Taxes payable	7.4	1.4
Litigation provision liability	(19.1)	(6.6)
Net cash provided by operating activities	74.9	69.9
Investing Activities:
Purchases of property, plant and equipment	(35.0)	(26.5)
Purchase of investments	(6.5)	(3.0)
Acquisitions, net of cash acquired	—	(8.9)
Other	1.2	(0.1)
Net cash used in investing activities	(40.3)	(38.4)
Financing Activities:
Proceeds from long-term debt obligations	50.0	507.5
Repayment of long-term debt obligations	(21.6)	(223.5)
Shares repurchased from employees for minimum tax withholding	(7.5)	(8.7)
Repayments of short-term borrowings (maturities greater than 90 days)	(2.0)	—
Proceeds from deferred consideration from sale of Heart Valves, net of working capital adjustments	—	4.6
Debt issuance costs	—	(3.3)
Other	2.6	3.5
Net cash provided by financing activities	21.5	280.1
Effect of exchange rate changes on cash, cash equivalents and restricted cash	6.2	(4.0)
Net increase in cash, cash equivalents and restricted cash	62.3	307.6
Cash, cash equivalents and restricted cash at beginning of period	515.6	208.0
Cash, cash equivalents and restricted cash at end of period	$577.9	$515.6

• Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED
	Three Months Ended December 31,
	2023			2022
	GAAP Financial Measures	Certain Tax Adjustments	Adjusted Financial Measures	GAAP Financial Measures	Certain Tax Adjustments	Adjusted Financial Measures
(Loss) income before tax	($94.3)	$—	$45.9	$6.4	$—	$42.5
Income tax (benefit) expense	(110.7)	109.3	(1.3)	4.7	(5.9)	(1.2)
Net income	$16.3	($109.3)	$47.3	$1.7	$5.9	$43.6
Income tax rate	117.3%		(2.9)%	73.6%		(2.7)%

•	Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED
	Year Ended December 31,
	2023			2022
	GAAP Financial Measures	Certain Tax Adjustments	Adjusted Financial Measures	GAAP Financial Measures	Certain Tax Adjustments	Adjusted Financial Measures
(Loss) income before tax	($81.2)	$—	$161.3	($75.1)	$—	$134.4
Income tax (benefit) expense	(98.9)	108.1	9.2	11.1	(5.9)	5.1
Net income (loss)	$17.5	($108.1)	$152.0	($86.2)	$5.9	$129.2
Income tax rate	121.7%		5.7%	(14.7)%		3.8%

•	Numbers may not add precisely due to rounding.

The following table presents the reconciliation of GAAP diluted weighted average shares outstanding, used in the computation of GAAP diluted net loss per common share, to adjusted diluted weighted average shares outstanding, used in the computation of adjusted diluted earnings per common share (in millions of shares):

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (shares in millions)
Year Ended December 31,
2022
GAAP diluted weighted average shares outstanding	53.5
Add effects of stock-based compensation instruments	0.5
Adjusted diluted weighted average shares outstanding (1)	54.0

(1)	Adjusted diluted weighted average shares outstanding is a non-GAAP measure and includes the effects of stock-based compensation instruments, as reconciled in the above table.
•	Numbers may not add precisely due to rounding.